SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2010

COMFORCE Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-6081	36-2262248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Stewart Avenue, Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 437-3300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On November 1, 2010, COMFORCE Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CFS Parent Corp., a Delaware corporation (“Parent”), and CFS Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are affiliates of ABRY Partners, LLC (“ABRY”). The Merger Agreement was approved by the Company’s Board of Directors.

At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares owned by (i) Parent, Merger Sub, the Company or any of their subsidiaries, or (ii) stockholders who have properly exercised and not withdrawn appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive $2.50 in cash, without interest, less any applicable withholding taxes (collectively, the “Common Stock Consideration”).

At the effective time of the Merger, each issued and outstanding share of the Company’s Series 2003A Convertible Preferred Shares, Series 2003B Convertible Preferred Shares and Series 2004A Convertible Preferred Shares will be converted into the right to receive the amount per share of Series 2003A Convertible Preferred Share, Series 2003B Convertible Preferred Share and Series 2004A Convertible Preferred Share, respectively, that represents in each such case $2.50 in cash, without interest, less any applicable withholding taxes, per share of common stock on an as-converted basis, assuming conversion of all of such preferred stock to common stock as of the closing date (and in each case other than shares owned by (i) Parent, Merger Sub, the Company or any of their subsidiaries, or (ii) stockholders who have properly exercised appraisal rights under Delaware law) (collectively, the “Preferred Stock Consideration,” and together with the Common Stock Consideration, the “Merger Consideration”). As of the date of the merger agreement, the Series 2003A Convertible Preferred Shares outstanding, the Series 2003B Convertible Preferred Shares outstanding and the Series 2004A Convertible Preferred Shares outstanding, would be convertible in the aggregate into 9,236,655 shares of common stock, 1,456,168 shares of common stock, and 5,720,892 shares of common stock, respectively.

The consummation of the Merger is subject to customary conditions, including without limitation, (i) the approval by the holders of at least a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger, (ii) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the absence of any law, order or injunction prohibiting the Merger.

Parent has obtained from ABRY an equity financing commitment for the proposed transaction contemplated by the Merger Agreement, the proceeds of which will provide the necessary funds to pay the Merger Consideration. ABRY also has provided an equity financing commitment to fund the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement in connection with the termination of the Merger Agreement by the Company due to certain breaches by Parent or Merger Sub.

2.

The Company has agreed to operate its business in the ordinary course until the effective time of the Merger. The Company has also agreed to refrain from engaging in certain activities. In addition, pursuant to the Merger Agreement, the Company is subject to certain customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals. However, prior to the adoption of the Merger Agreement by the Company’s stockholders, the no-shop provision is subject to a customary “fiduciary-out” provision which allows the Company under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals that the Board of Directors has determined are or are reasonably likely to result in a transaction more favorable to the Company’s stockholders from a financial point of view than the proposed transaction contemplated by the Merger Agreement (each such proposal, a “Superior Proposal”).

The Company may terminate the Merger Agreement if the Company receives an acquisition proposal that the Board of Directors determines in good faith, after consultation with an independent financial advisor and outside legal counsel, constitutes a Superior Proposal and that failure to terminate would violate the Board of Directors’ fiduciary duties under Delaware law. In connection with such a termination, the Company must pay Parent a termination fee of $3.8 million. The Company also may be obligated to pay the termination fee in certain other circumstances, and may be obligated to pay up to $1.5 million of Parent’s expenses under certain other circumstances. Such termination fee will be Parent’s sole remedy in such circumstances. Each of the parties to the Merger Agreement is entitled to seek specific performance, and if the Company validly terminates the Merger Agreement due to a breach by Parent or Merger Sub, then the Company is entitled to pursue monetary damages. The maximum liability of Parent, Merger Sub and its affiliates, on the one hand, and the Company and its affiliates, on the other hand, for monetary damages is limited to $3.8 million.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, (d) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts, and (e) are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Current Reports on Form 8-K, and other documents that the Company files with the SEC.

The foregoing descriptions of the Merger Agreement, the equity commitment letters and the proposed transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement and the equity commitment letters attached hereto as Exhibit 2.1, which are incorporated herein by reference.

3.

As a condition to Parent and Merger Sub entering into the Merger Agreement, the Company’s executive officers and directors, John Fanning, Harry V. Maccarrone, Daniel Raynor, Gordon Robinett, Kenneth J. Daley, Pierce J. Flynn, and Robert F. Ende, and their affiliates, including any trusts of any of the foregoing, have each entered into a Voting and Support Agreement, dated as of November 1, 2010, with Parent and Merger Sub (collectively, the “Voting Agreements”) in which they have agreed, among other things, to (1) vote or cause to be voted all of their shares of common stock that they beneficially own in favor of the adoption of the Merger Agreement, and (2) certain restrictions on the disposition of their shares of common stock and preferred stock, subject to the terms and conditions of the Voting Agreements. Such officers and directors have voting control over an aggregate of 31.0% (not including any shares of common stock deliverable upon exercise or conversion of any options or preferred stock) of the outstanding shares of common stock of the Company as of the date hereof. The Voting Agreements will terminate on the first to occur of (1) the effective time of the Merger, (2) the termination of the Merger Agreement in accordance with its terms, or (3) the mutual agreement of the stockholder and Parent.

ITEM 8.01 Other Items

On November 2, 2010, the Company and ABRY issued a joint press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 2, 2010, PrO Unlimited, a subsidiary of the Company, issued a press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and its exhibits contain forward-looking statements, including those relating to the anticipated acquisition of the Company by an affiliate of ABRY Partners. These forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “could,” “should,” “may,” “will,” “would,” “continue,” “forecast,” and other similar expressions. Each of these forward-looking statements involves risks and uncertainties. Actual results or developments may differ materially from those, express or implied, in these forward-looking statements. Various factors may cause differences between current expectations and actual results or developments, including risks and uncertainties associated with the anticipated acquisition. These risks and uncertainties associated include, among others, the failure of the Company’s stockholders to adopt the merger agreement, the risk that competing offers will be made, the disruption from the transaction making it more difficult to maintain relationships with customers and employees, and the possibility that various closing conditions to the merger may not be satisfied or waived, and the risk that stockholder litigation in connection with the merger may result in significant costs of defense, indemnification and liability. Other factors that may cause the Company’s actual results or developments to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” sections of the Company’s periodic reports on Form 10-K and Form 10-Q filed with the SEC. Copies of the Company’s filings with the SEC may be obtained at the “Investor” section of the Company’s website at www.comforce.com or at www.sec.gov. Unless required by law, the Company does not undertake to update its forward-looking statements

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s web site at www.sec.gov. Copies of the proxy statement (when available) and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to COMFORCE Corporation, 999 Stewart Avenue, Bethpage, New York, 11714, Attention: Investor Relations. The proxy statement (when available) and such other documents are also available for free on the COMFORCE website at www.comforce.com under “Investors/ SEC Filings.”

4.

Participants in Solicitation

The Company and its directors and officers and other persons may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of directors and executive officers in the solicitation and their ownership of the Company’s securities is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the proposed transaction when it becomes available. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.

ITEM 9.01Financial Statements and Exhibits

(d) Exhibits:

The following exhibits are furnished as part of this report:

5.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 1, 2010, by and among COMFORCE Corporation, CFS Parent Corp. and CFS Merger Sub Corp.

99.1	Press Release, dated November 2, 2010.

99.2	Press Release of PrO Unlimited, dated November 2, 2010.

6.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORCE Corporation

/s/ Harry V. Maccarrone
Harry V. Maccarrone
Chief Executive Officer
Date: November 2, 2010

7.